UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
May 10, 2012
(Date of earliest event reported)

Callon Petroleum Company
(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 North Canal St.
Natchez, Mississippi 39120
(Address of principal executive offices, including zip code)

(601) 442-1601
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders
At the Annual Meeting of Stockholders held May 10, 2012, shareholders (a) elected two (2) Class III directors to hold office until the 2015 annual meeting of shareholders (Proposal #1), (b) approved, in an advisory (non-binding vote), the Company's Executive Compensation (Proposal #2), and (c) ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2012 (Proposal #3). The vote tabulation follows for each proposal:
Proposal 1 - Election of Class III Directors.

Nominee	Votes cast For	Votes Withheld
Fred L. Callon	27,873,318	723,298
L. Richard Flury	24,462,633	4,133,983
The Company's Class I directors, Larry D. McVay and John C. Wallace, will each continue to serve on the Company's Board of Directors until the Company's 2013 annual meeting of shareholders and until his successor is elected and has qualified, or until his earlier death, resignation or removal. The Company's Class II directors, Anthony J. Nocchiero and B.F. Weatherly, will each continue to serve on the Company's Board of Directors until the Company's 2014 annual meeting of shareholders and until his successor is elected and has qualified, or until his earlier death, resignation or removal.
Proposal 2 - Approval, in an advisory (non-binding) vote, of the Company's executive compensation.

Votes cast For	Votes cast Against	Votes Abstained
27,398,986	731,859	465,486
Proposal 3 -Ratification of Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for the year ending December 31, 2012

Votes cast For	Votes cast Against	Votes Abstained
34,871,206	486,275	109,764

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company

May 10, 2012    By: /s/ B. F. Weatherly
B. F. Weatherly
Executive Vice President and
Chief Financial Officer